Exhibit 99
For More Information:
Barbara Bolens 414-438-6940
For Immediate Release
Brady Corporation reaffirms fiscal 2006 guidance and provides preliminary guidance for fiscal 2007
MILWAUKEE (June 5, 2006)—Brady Corporation (NYSE: BRC), a world leader in identification solutions, today announced preliminary guidance for its 2007 fiscal year which starts on August 1, 2006. In fiscal 2007, Brady expects sales of between $1.150 and $1.175 billion and net income of between $115 and $120 million. Diluted earnings per Class A share are expected to be between $2.28 and $2.38 for fiscal 2007 which represents a 10 to 16 percent increase over current guidance for fiscal 2006 diluted earnings per share. Taking into account the recently announced common stock offering and the anticipated increase in share count, fiscal 2007 diluted earnings per Class A share are expected to be between $2.18 and $2.27. The company today also reaffirmed guidance for fiscal 2006, ending July 31, 2006, of sales between $985 to $995 million and net income of $103 to $104 million or $2.06 to $2.08 per share.
     “Our fiscal 2007 guidance reflects our plans for continued growth, including a continued increase in investment for new product development,” said Brady President and Chief Executive Officer Frank M. Jaehnert. “This guidance also takes into account the increase in interest expenses for the private placement announced in February 2006, and borrowing for our recent acquisition of Tradex Converting AB.”
     Brady Corporation is a leading global manufacturer and marketer of identification solutions and specialty products that identify and protect premises, products and people. Its products include high-performance labels and signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, Brady has more than 500,000 end-customers in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee and employs about 6,600 people in operations in the United States, Europe, Asia/Pacific, Latin America and Canada. Brady’s fiscal 2005 sales were approximately $816 million. More information is available on the Internet at www.bradycorp.com.
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Brady believes that certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements related to future, not past, events included in this news release, including, without limitation, statements regarding Brady’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations are forward-looking statements. When used in this news release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from the potential upsizing or downsizing and price parameters of the proposed public offering; unanticipated issues associated with the proposed public offering or the terms thereof; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, transportation; difficulties in making and integrating acquisitions; risks associated with newly acquired businesses; Brady’s ability to retain significant contracts and customers; future competition; Brady’s ability to develop and successfully market new products; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; interruptions to sources of supply; environmental, health and safety compliance costs and liabilities; Brady’s ability to realize cost savings from operating initiatives; Brady’s ability to attract and retain key talent; difficulties associated with exports; risks associated with international operations; fluctuations in currency rates versus the US dollar; technology changes; potential write-offs of Brady’s substantial intangible assets; risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products; business interruptions due to implementing business systems; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section located in Item 1A of Part II of Brady’s Quarterly Report on Form 10-Q for the period ended April 30, 2006. These uncertainties may cause Brady’s actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements.